Exhibit 32.1

In connection with the transition report of Synergy Resources Corporation, (the "Company") on Form 10-K for the four months ended December 31, 2015 as filed with the Securities Exchange Commission on the date hereof (the "Report") Lynn A. Peterson, Principal Executive Officer of the Company, and James P. Henderson, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:	April 22, 2016	By:	/s/ Lynn A. Peterson
Lynn A. Peterson, Principal Executive Officer

Date:	April 22, 2016	By:	/s/ James P. Henderson
James P. Henderson, Principal Financial Officer